SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 13, 2010

EASTERN RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-149850	45-0582098
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4 Park Avenue, Suite 16K, New York, NY 10016
(Address of principal executive offices) (Zip Code)

(917) 687-6623
(Registrant’s telephone number, including area code)

NA
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 13, 2010 our wholly owned subsidiary, Buzz Kill, Inc., a New York corporation, executed a trademark license agreement (the “Agreement”) with Second City, Inc., a Nevada corporation (“Second City”) and the owner of a registered trademark for “Second City” (the “Trademark”).  Pursuant to the Agreement, we acquired a non-exclusive right to use the Trademark in connection with the distribution of the theatrical motion picture film entitled BuzzKill, in exchange for payment of a royalty to Second City equal to 10% of the producer gross receipts, as defined in the Agreement.

This description of the Agreement is qualified in its entirety by reference to the Agreement, which is attached to this Current Report on Form 8-K as exhibit 10.8 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c)  Exhibits

10.8	Trade Mark License Agreement, dated as of April 1, 2010, between Second City, Inc. and Buzz Kill, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eastern Resources, Inc.

Date: May 17, 2010	By:	/s/ Thomas H. Hanna
Thomas H. Hanna, Jr.
Chief Executive Officer